Exhibit 99.1

Anesiva, Inc. and Arcion Therapeutics Announce Merger Agreement

-Creates New Company Focused on Targeted Pain Therapeutics that Address Large Markets With Unmet Needs-

-Conference Call Scheduled for Wednesday, August 5, 2009 at 8:30 AM EDT-

South San Francisco, CA and Baltimore, MD—August 5, 2009—Anesiva, Inc. (NASDAQ: ANSV) and Arcion Therapeutics, Inc., a privately held company, announced today the signing of a definitive merger agreement. The merger will result in a public company with a portfolio of late-stage targeted pain therapeutics. The merger transaction, approved by both companies’ Boards of Directors, will combine the companies under the name of Arcion Therapeutics, and is expected to close in the third quarter of 2009. Upon closing of the merger, Arcion and Anesiva shareholders will own approximately 64% and 36%, respectively, of the outstanding shares of the combined company. Closing of the merger is contingent upon, among other conditions, a vote of approval by Anesiva’s current shareholders.

The proposed merger of Anesiva and Arcion creates a highly synergistic company with a pipeline comprised of late-stage programs that address large markets with unmet needs, such as neuropathic pain, moderate-to-severe osteoarthritis and post-operative pain. Anesiva’s Adlea™ (capsaicin) for post-operative pain completed two Phase 3 trials last year, and Arcion’s ARC-4558 (0.1% topical clonidine gel) is currently in Phase 2b for painful diabetic neuropathy (PDN). Other development programs include Arcion’s ARC-2022, a topical drug for post-herpetic neuralgia, which is currently in late-stage preclinical development.

“This merger and the synergies that it offers present an exciting new opportunity for Anesiva investors. The combined company will have the financial resources, pipeline of products and the management team to maximize shareholder value going forward,” said Michael Kranda, Chief Executive Officer of Anesiva. “Because of the focus of our product portfolio and the strength of the combined team of executives and advisors, we believe that we can operate under a virtual, cost-efficient business model that will create many value-driving milestones.”

“There is a tremendous need to create drugs that treat pain where the pain signal originates and we believe that our targeted treatments will address the shortcomings of current therapies, including addiction, systemic side-effects, insufficient efficacy, and frequent or inconvenient dosing,” said James Campbell, M.D., Chief Executive Officer of Arcion. “Merging with Anesiva creates a portfolio of late-stage product candidates with extensive safety and efficacy databases that could fulfill many unmet needs in the U.S. prescription pain market.”

Details on the Proposed Transaction

Upon closing of the merger, Anesiva will issue shares of Anesiva common stock to Arcion stockholders such that Arcion stockholders will own approximately 64% of the outstanding shares of the combined company and Anesiva stockholders will own approximately 36% of the outstanding shares of the combined company. The transaction contemplates a reverse stock split ranging from one-for-30 to one-for-50, subject to approval from Anesiva’s shareholders. The transaction also contemplates that Anesiva will repay holders (the “January 2009 Holders”) approximately $6.3 million of principal amount outstanding of its securities issued pursuant to a securities purchase agreement, dated January 20, 2009, at 100% of the principal plus interest. Subject to consummation of the merger, the January 2009 Holders have agreed to reinvest all of the principal and interest they receive in Anesiva common stock at a price of .30 per share. The combined company also intends to raise at least $20 million in an equity financing, to close simultaneously with the merger. The merger agreement has been approved by both Boards of Directors and Arcion shareholders, and requires approval by Anesiva’s shareholders. Anesiva expects to file a proxy statement with the U.S. Securities and Exchange Commission shortly, as well as any other necessary regulatory filings. The companies currently expect the merger to close in the third quarter of 2009.

Management and Organization

Executive management for the combined company will include the following individuals:

•	Michael L. Kranda: Chief Executive Officer; current Chief Executive Officer of Anesiva

•	James N. Campbell. M.D.: Chief Medical Officer; current Chief Executive Officer of Arcion

•	John H. Tran: Vice President, Finance and Chief Accounting Officer; current Vice President, Finance and Chief Accounting Officer of Anesiva

•	Kerrie L. Brady, M.B.A.: Chief Business Officer; current Chief Operating Officer of Arcion

The combined company’s Board of Directors will consist of Michael L. Kranda, current CEO of Anesiva; John F. Hamilton, Independent Director; Arnold L. Oronsky, Ph.D., General Partner, InterWest Partners; James N. Campbell, M.D., current CEO of Arcion; and David J. Collier, M.D., Managing Director, CMEA Capital, who will also serve as Chairman of the Board.

Conference Call Information

A joint conference call will be held on Wednesday, August 5th at 8:30 AM EDT to discuss the merger agreement and the combined business and strategic overview of the merged companies. The conference call webcast may be accessed by visiting www.Anesiva.com. Following the filing of the conference call transcript with the SEC, the webcast will be available for one year and telephone replay will be available for two weeks.

Callers may also access the call with the following dial-in information:

•	For U.S. callers: 877-440-5796

•	For international callers: 719-325-4851

Callers may access the replay with the following dial-in information:

•	For U.S. callers: 888-203-1112

•	For international callers: 719-457-0820

•	Passcode: 1846287

About ARC-4558

Arcion’s lead clinical program, ARC-4558, is a 0.1% gel formulation of clonidine hydrochloride for topical administration. ARC-4558 targets peripheral a2 adrenoreceptors to relieve pain caused by damaged nerves in the skin. ARC-4558 is currently in a Phase 2b clinical trial for the treatment of painful diabetic neuropathy. Arcion expects data from a Phase 2b clinical trial in the first half of 2010. Arcion recently presented data at the American Pain Society from a Phase 2 study with ARC-4558 showing that the 0.1% formulation of clonidine reduced pain, from baseline, equal to currently approved oral drugs.

About Adlea

Anesiva’s lead product candidate, Adlea, is a novel small molecule formulation of capsaicin that is currently in development for the management of acute pain following orthopedic surgeries. Adlea has been shown in clinical trials to provide extended pain relief after only a single administration in multiple indications for site-specific, acute and chronic, moderate-to-severe pain.

In December 2008, Anesiva announced that a Phase 3 clinical trial of Adlea achieved its primary efficacy endpoint of reduced post-surgical pain versus placebo (p=0.03) following total knee arthroplasty (TKA) at four to 48 hours after surgery. The trial also met its key secondary endpoint with Adlea demonstrating a highly significant reduction in opioid medication consumption compared to placebo (p=0.005). The Phase 3 TKA trial, known as ACTIVE-2, also showed that Adlea’s safety profile of adverse events, wound healing, and wound sensory function were similar to placebo over the study duration.

About Anesiva, Inc.

Anesiva seeks to be a leader in the development and commercialization of novel pharmaceutical products for pain management. The company’s lead product candidate is Adlea, a novel small molecule formulation of capsaicin that is currently in development for the management of acute pain following orthopedic surgeries. Adlea has been shown in clinical trials to provide extended pain relief after only a single administration in multiple indications for site-specific, acute and chronic, moderate-to-severe pain. www.Anesiva.com

About Arcion Therapeutics

Arcion Therapeutics applies breakthroughs in neuroscience to advance the treatment of chronic pain. The company focuses on innovative topical treatments to provide pain relief with convenient application and reduced systemic side effects. Arcion’s product pipeline comprises multiple candidates to treat neuropathic pain. www.Arciontherapeutics.com

Forward-Looking Statements and Other Legal Info.

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “can,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward- looking statements in this press release include, without limitation, forecasts of product development, FDA filings, benefits of the proposed merger, potential transaction timing, and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of Anesiva; the satisfaction of closing conditions to the transaction; whether certain market segments grow as anticipated; clinical trial results; the competitive environment in the biotechnology industry; and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva’s Annual Report on Form 10-K for the year ended December 31, 2008 and most recently filed Quarterly Report on Form 10-Q.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Anesiva:

John Tran, Vice President, Finance and Chief Accounting Officer

Anesiva, Inc.

(650) 624-9600

Arcion:

Kerrie Brady, Chief Operations Officer

Arcion Therapeutics, Inc.

(301) 325-3718

Media:

Jennifer Conrad

MacDougall Biomedical Communications

(781) 235-3060